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As filed with the Securities and Exchange Commission on June 7, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

WildHorse Resource Development Corporation*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-3470246 (I.R.S. Employer Identification Number)

9805 Katy Freeway, Suite 400, Houston, TX
Houston, Texas 77024
(713) 568-4910
(Addresses, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Kyle N. Roane
Executive Vice President, General Counsel and Corporate Secretary
9805 Katy Freeway, Suite 400, Houston, TX
Houston, Texas 77024
(713) 568-4910
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas E. McWilliams
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

              If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

              If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

              If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

              If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☒

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees

Primary Offering:

Common Stock, par value $0.01 per share

Preferred Stock, par value $0.01 per share

Debt Securities

Guarantees of Debt Securities(3)

Total Primary	(1)	(1)	(1)	(2)

Secondary Offering:

Common Stock, par value $0.01 per share	63,881,846(4)	(5)	$1,740,780,304(6)	$216,727.15(7)

Common Stock, par value $0.01 per share	32,402,059(4)(8)	(5)	882,956,107.80(6)	109,928.04(7)

Total (Primary and Secondary)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices.

Also, this registration statement includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to, securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(2)
In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of the registration fee for all securities that may be offered by the registrants.

(3)
Each subsidiary of WildHorse Resource Development Corporation that is named on the Table of Additional Subsidiary Guarantor Registrants may unconditionally guarantee the debt securities. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees.

(4)
Pursuant to Rule 416(a) under the Securities Act, the amount of common stock being registered on behalf of the selling stockholders shall be adjusted to include any additional common stock that may become issuable as a result of any distribution, split, combination or similar transaction.

(5)
The proposed maximum offering price per common share will be determined by the selling stockholders from time to time in connection with, and at the time of, the sale by the selling stockholder of such securities.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low sale prices of our common stock on June 4, 2018, as reported on the New York Stock Exchange.

(7)
Calculated pursuant to Rule 457(c) of the Securities Act.

(8)
The 32,402,059 shares of common stock represents the shares of common stock underlying the outstanding shares of WildHorse Resource Development Corporation's Series A Perpetual Convertible Preferred Stock.

*
TABLE OF ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Subsidiary Guarantor Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Burleson Water Resources, LLC	Texas	81-3470246
Esquisto Resources II, LLC	Texas	81-3470246
Petromax E&P Burleson, LLC	Texas	81-3470246
WHE AcqCo., LLC	Delaware	81-3470246
WHR Eagle Ford LLC	Delaware	81-3470246
WildHorse Resources Management Company, LLC	Delaware	81-3470246
WildHorse Resources II, LLC	Delaware	81-3470246

(1)
The address and telephone number for each Additional Subsidiary Guarantor Registrant is 9805 Katy Freeway, Suite 400, Houston, Texas 77024 and (713) 568-4910.

 EXPLANATORY NOTE

        This registration statement consists of two prospectuses, covering the registration of:

  •
  Shares of common stock, shares of preferred stock, debt securities and guarantees of debt securities of WildHorse Resource Development Corporation; and

  •
  Shares of common stock of WildHorse Resource Development Corporation that may be sold in one or more secondary offerings by the selling stockholders.

PROSPECTUS

WildHorse Resource Development Corporation

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities

        From time to time we may offer and sell the following securities:

  •
  Shares of common stock;

  •
  Shares of preferred stock; and

  •
  Debt securities, which may be senior or subordinated, and which may be guaranteed by certain of our subsidiaries, including Burleson Water Resources, LLC, Esquisto Resources II, LLC, Petromax E&P Burleson, LLC, WHE AcqCo., LLC, WHR Eagle Ford LLC, WildHorse Resources Management Company, LLC and WildHorse Resources II, LLC (collectively, the Subsidiary Guarantors").

        We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "WRD."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The date of this prospectus is June 7, 2018.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes WildHorse Resource Development Corporation and the securities we and the Subsidiary Guarantors may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," carefully before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless context otherwise requires, references in this prospectus to the "Company," "we," "our," "us" or like terms refer to WildHorse Resource Development Corporation and its subsidiaries and predecessors.

        As used in this prospectus, unless the context indicates or otherwise requires, the terms listed below have the following meanings:

  •
  "WildHorse Holdings" refers to WHR Holdings, LLC, a limited liability company formed to own a portion of our common stock following our corporate reorganization in connection with our initial public offering;

  •
  "Esquisto Holdings" refers to Esquisto Holdings, LLC, a limited liability company formed to own a portion of our common stock following our corporate reorganization in connection with our initial public offering;

  •
  "Esquisto Investment Holdings" refers to Esquisto Investment Holdings, LLC, a limited liability company formed to own all of the outstanding equity interests in Esquisto Holdings other than certain management incentive units issued by Esquisto Holdings in connection with our initial public offering;

  •
  "Acquisition Co. Holdings" refers to WHE AcqCo Holdings, LLC, a limited liability company formed to own a portion of our common stock following our corporate reorganization in connection with our initial public offering;

  •
  "NGP" refers to Natural Gas Partners, a family of private equity investment funds organized to make direct equity investments in the energy industry, including funds that invested in us;

  •
  "Carlyle" refers to The Carlyle Group, L.P. and certain of its affiliates, which indirectly own an interest in certain gross revenues of NGP Energy Capital management, L.L.C., ("NGP ECM"), own a limited partner entitled to a percentage of carried interest from NGP XI US Holdings, L.P. ("NGP XI"), own a carried interest from NGP X US Holdings, L.P. and purchased all 435,000 shares of our preferred stock outstanding, par value $0.01 per share, designated as "Series A Perpetual Convertible Preferred Stock" (the "Preferred Stock");

  •
  "Carlyle Investor" refers to CP VI Eagle Holdings, L.P., an affiliate of The Carlyle Group, L.P.; and

  •
  "Sponsor Group" refers to Esquisto Investment Holdings, WildHorse Holdings, Esquisto Holdings, Acquisition Co. Holdings, NGP XI, NGP ECM and certain of NGP ECM's affiliates.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy documents we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the SEC's public reference room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC's website at www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2017 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 2, 2018);

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as amended;

  •
  our Current Reports on Form 8-K filed on December 22, 2016 (including the financial statements incorporated by reference therein and included in our Registration Statement on Form S-1), July 7, 2017, February 15, 2018, March 9, 2018, March 27, 2018, April 4, 2018, April 18, 2018, April 23, 2018 and May 21, 2018; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on December 12, 2016, including any amendments or reports that we may file in the future for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our website, www.wildhorserd.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

WildHorse Resource Development Corporation
Attention: Investor Relations
9805 Katy Freeway, Suite 400
Houston, Texas 77024
(713) 568-4910

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under "Risk Factors" included in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017, in any applicable prospectus supplement and in the documents incorporated by reference.

        Forward-looking statements may include statements about:

  •
  our business strategy;

  •
  our estimated proved, probable and possible reserves;

  •
  our drilling prospects, inventories, projects and programs;

  •
  our ability to replace the reserves we produce through drilling and property acquisitions;

  •
  our financial strategy, liquidity and capital required for our development program;

  •
  our realized oil, natural gas and NGL prices;

  •
  the timing and amount of our future production of oil, natural gas and NGLs;

  •
  our hedging strategy and results;

  •
  our future drilling plans;

  •
  competition and government regulations;

  •
  our ability to obtain permits and governmental approvals;

  •
  pending legal or environmental matters;

  •
  our marketing of oil, natural gas and NGLs;

  •
  our leasehold or business acquisitions;

  •
  costs of developing our properties;

  •
  general economic conditions;

  •
  credit markets;

  •
  uncertainty regarding our future operating results; and

  •
  plans, objectives, expectations and intentions contained in this prospectus or incorporated herein by reference that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under "Risk Factors" included in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017, in any applicable prospectus supplement and in the documents incorporated by reference.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus or incorporated herein by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof.

ABOUT WILDHORSE RESOURCE DEVELOPMENT CORPORATION

        We are an independent oil and natural gas company focused on the acquisition, exploitation, development and production of oil, natural gas and NGL properties primarily in the Eagle Ford Shale and Austin Chalk in East Texas.

        Our principal executive offices are located at 9805 Katy Freeway, Suite 400, Houston, Texas 77024, and our telephone number is (713) 568-4910. Our website address is www.wildhorserd.com. The information on our website is not part of this prospectus.

 RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time and funding acquisitions, capital expenditures and working capital.

        The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of consolidated earnings to fixed charges for the periods presented:

		Year Ended December 31,
	Three Months Ended March 31, 2018
		2017	2016	2015	2014
Ratio of earnings to fixed charges(1)	n/a	1.23x	n/a	n/a	n/a

(1)
Earnings were inadequate to cover fixed charges by $14.8 million for the year ended December 31, 2014; $33.1 million for the year ended December 31, 2015; $52.5 million for the year ended December 31, 2016; and $153.3 million for the three months ended March 31, 2018.

        For the purpose of computing the ratio of earnings to fixed charges, the term "earnings" is the amount resulting from adding and subtracting the following items (as applicable). Add the following: (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (ii) fixed charges; (iii) amortization of capitalized interest; (iv) distributed income of equity investees; and (v) your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

        The term "fixed charges" means the sum of the following: (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) an estimate of the interest within rental expense, and (iv) preference security dividend requirements of consolidated subsidiaries.

        We paid no cash dividends on our outstanding preferred shares during the periods presented. Therefore, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

General

        WildHorse Resource Development Corporation may issue debt securities in one or more series. When used in this "Description of Debt Securities and Guarantees" section, unless we state otherwise or the context clearly indicates otherwise, references to the Company," "we," "us," and "our" refer to WildHorse Resource Development Corporation and not any of its subsidiaries. We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

        The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior debt," as defined in the indenture with respect to such subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of the then most recent fiscal quarter. Neither indenture will limit our ability to incur additional senior debt or other indebtedness.

        When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities. When we refer to a "debt security" in this prospectus, we mean either a senior debt security or a subordinated debt security.

        The debt securities may have the benefit of guarantees (each, a "guarantee") by one or more of our existing or future subsidiaries (each, a "guarantor") specified in the prospectus supplement for the series of such debt securities. If a guarantor issues guarantees, the guarantees will be unsecured and, if guaranteeing senior debt securities, unsubordinated or, if guaranteeing subordinated debt securities, subordinated obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

        The debt indentures and their associated documents, including your debt security, will contain the full legal text of the matters described in this section and your prospectus supplement. We have filed forms of the indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See "Where You Can Find More Information" in this prospectus for information on how to obtain copies of them.

        This section and your prospectus supplement summarize material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security and any applicable guarantees.

Indentures

        The senior debt securities and subordinated debt securities will each be governed by a document called an indenture. Each indenture is a contract between us and U.S. Bank National Association, as trustee. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

        When we refer to the "indenture" or the "trustee" with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

        We may issue as many distinct debt securities or series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of your debt security, whether it is a series of the senior debt securities or the subordinated debt securities, in your prospectus supplement. Those terms may vary from the terms described here.

        As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus with respect to your debt security, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a "series of debt securities," we mean a series of debt securities issued under the applicable indenture. When we refer to "your debt security," we mean the series of debt securities you purchase. When we refer to "your prospectus supplement," we mean the prospectus supplement describing the specific terms of your debt security. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts of Issuances

        Neither indenture will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you. The indentures and the debt securities will not limit our ability to incur other indebtedness or to issue other securities other than as specified in your debt security, as applicable. Also, unless otherwise specified below or in your prospectus supplement, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

        Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption, acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal. We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

        Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

  •
  the title of the series of your debt security and whether it is a senior debt security or a subordinated debt security;

  •
  any limit on the total principal amount of the debt securities of the same series;

  •
  the stated maturity;

  •
  the currency or currencies for principal and interest, if not U.S. dollars;

  •
  the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

  •
  whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

  •
  if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

  •
  if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

  •
  if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, interest payment dates, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

  •
  if your debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

  •
  if your debt security is also an original issue discount debt security, the yield to maturity;

  •
  if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

  •
  the authorized denominations, if other than $2,000 and integral multiples of $1,000;

  •
  the depositary for your debt security, if other than The Depository Trust Company ("DTC"), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

  •
  if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

  •
  whether your debt security will be guaranteed by any guarantors and, if so, the identity of the guarantors and, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantees;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

  •
  any other terms of your debt security and any guarantees of your debt security, which could be different from those described in this prospectus.

Governing Law

        The indentures and the debt securities (and any guarantees thereof) will be governed by New York law.

Form of Debt Securities

        We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to "holders" in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

        Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair your ability to transfer beneficial interests in a global debt security.

        We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any guarantor, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive certificated debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

  •
  we notify the trustee that we wish to terminate that global security.

        Any global debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive certificated debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $2,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above or in your prospectus supplement, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive certificated form and will not be considered the holders of debt securities for any purpose under the indentures. Except as provided above, no global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in securities through electronic book-entry changes in accounts of the participants. By doing so, DTC eliminates the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and NYSE Amex Equities. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Investors may hold interests in the debt securities outside the U.S. through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC.

        Securities clearance accounts and cash accounts with Euroclear SA/NV are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear SA/NV acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        We have provided the descriptions herein of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. We believe that the sources from which the information in this section and elsewhere in this prospectus concerning DTC, Euroclear, Euroclear SA/NV, Euroclear Clearance Systems S.C., Euroclear's system, Clearstream and Clearstream's system has been obtained are reliable, but neither we, any guarantor, any underwriters nor the trustee takes any responsibility for the accuracy of the information.

        Initial settlement for the securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. Secondary market trading between Euroclear participants and/or Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear participants or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that following business day. Cash received in Euroclear or Clearstream as a result of sales of debt securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Redemption or Repayment

        If there are any provisions regarding redemption or repayment applicable to your debt security, we will describe them in your prospectus supplement. We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        We are generally permitted under the indentures to merge or consolidate with another corporation or other entity. We are also permitted under the indentures to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities and other than as set forth in your prospectus supplement, however, we may not take any of these actions unless all the following conditions, among other things, are met:

  •
  If the successor entity in the transaction is not the Company, the successor entity must be organized as a corporation, limited liability company, partnership or trust and must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized under the laws of the United States, any state thereof or the District of Columbia.

  •
  Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

        If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell all or substantially all our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

        The successor entity will be substituted for the Company with respect to the debt securities of any series and under the indenture with the same effect as if it had been an original party to the indenture, and, except in the case of a lease, the Company will be relieved from any further obligations and covenants under the indenture.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

        The subordinated debt indenture will define "senior debt" as:

  •
  our indebtedness under or in respect of our senior secured revolving credit facility, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts; and

  •
  any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

        Notwithstanding the foregoing, "senior debt" will not include: (i) equity interests; (ii) any liability for taxes; (iii) any indebtedness to any of our subsidiaries or affiliates; (iv) any trade payables; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

        We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

  •
  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

  •
  (i) in the event and during the continuation of any default in the payment of principal of, and any premium and interest on, any senior debt beyond any applicable grace period or (ii) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (i) or (ii), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (iii) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (i) or (ii); or

  •
  in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

        The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

        When we use the term defeasance, we mean discharge from some or all of our obligations under the applicable indenture. If we deposit with the trustee funds or government securities, or if so provided in your prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of such series and all obligations of any guarantors of such debt securities will also be discharged with respect to the guarantees of such debt securities ("legal defeasance"); or

  •
  we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us ("covenant defeasance").

        If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the applicable indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal of, and any premium and interest on, the applicable series of debt securities will also survive.

        We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities.

        In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

  •
  deliver all outstanding debt securities of that series to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

No Personal Liability

        No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited), stockholder or stockholder of the Company or any guarantor, as such, will have any liability for any obligations of us or any guarantor, respectively, under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities and any guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your debt security occurs and is continuing, as described in this subsection.

Events of Default

        Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

  •
  we do not pay the principal of and any premium on any debt security of that series on the due date;

  •
  we do not pay interest on any debt security of that series within 30 days after the due date;

  •
  we do not deposit a sinking fund payment with regard to any debt security of that series within 60 days after the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

  •
  we remain in breach of our covenants regarding mergers or sales of substantially all of our assets or any other covenant we make in the indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach, which notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

  •
  we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur;

  •
  if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or the Company, not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or the debt securities of that series; or

  •
  if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

        We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies if an Event of Default Occurs

        If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

  •
  the holder of your debt security must give the trustee written notice that an event of default has occurred with respect to the debt securities of your series, and the event of default must not have been cured or waived;

  •
  the holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  during those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

        Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default

        The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on any debt security, however, without the approval of the particular holder of that debt security.

Annual Information about Defaults to the Trustee

        We will furnish each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the applicable indenture.

Modifications and Waivers

        There are four types of changes we can make to either indenture and the debt securities or series of debt securities or any guarantees thereof issued under that indenture.

Changes Requiring Each Holder's Approval

        First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change under the applicable indenture, including, among others:

  •
  changing the stated maturity for any principal or interest payment on such debt security;

  •
  reducing the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for such debt security;

  •
  permitting redemption of such debt security if not previously permitted;

  •
  impairing any right such holder may have to require purchase of its debt security;

  •
  if such debt security constitutes a convertible debt security, impairing any right that a holder may have to convert such debt security;

  •
  changing the currency of any payment on such debt security;

  •
  changing the place of payment on such debt security;

  •
  impairing such holder's right to sue for payment of any amount due on its debt security;

  •
  releasing any guarantor of such debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the applicable indenture;

  •
  reducing the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the indenture or those debt securities or waive our compliance with the applicable indenture or to waive defaults; and

  •
  changing the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

        The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect. We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities. We may also make changes to reflect the addition of, succession to or release of any guarantor of guaranteed debt securities otherwise permitted under the indenture. We may also make changes to conform the text of the applicable indenture or any debt securities or guarantees to any provision of the "Description of Debt Securities and Guarantees" in this prospectus or the comparable section in your prospectus supplement, to the extent such provision was intended to be a verbatim recitation of a provision of such indenture or debt securities or guarantees.

Modification of Subordination Provisions

        We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

  •
  If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

        The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture. Our covenants include the promises we make about merging or selling substantially all of our assets, which we describe above under "—Mergers and Similar Transactions." If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in "—Changes Requiring Each Holder's Approval," unless that holder approves the waiver.

        We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to separately approve matters (for example, modification or waiver of provisions in the applicable indenture) that would also, or otherwise, require approval of holders of a majority in principal amount of all affected debt securities of all affected series issued under such indenture voting together as a single class. Any such affected debt securities or series of debt securities would be entitled to approve such matters (i) pursuant to such special rights by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities voting separately as a class and (ii) in addition, as described above, except as may otherwise be provided pursuant to the applicable indenture for such debt securities or series of debt securities, by consent of holders of a majority in principal amount of such affected debt securities or series of debt securities and all other affected debt securities of all series issued under such indenture voting together as one class for this purpose. We may issue series or debt securities of a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

        Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

        Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption, for which money has been set aside in trust, are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

        In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

        If any debt securities cease to be issued in registered global form, they will be issued:

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  only in fully registered form;

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  without interest coupons; and

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  unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement and the supplemental indenture with respect to your debt securities provide for such exchange.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection because the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not yet issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

        We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

        We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants.

        We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

        The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the applicable indenture governing the debt securities will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors of any series of guaranteed debt securities to differ from the guarantors of any other series of guaranteed debt securities. If the Company issues a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally guarantee, on a joint and several basis with each other guarantor, the due and punctual payment of the principal of, and premium, if any, and interest on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of any guarantor, (x) if the transferee is not an affiliate of the Company, such guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company or another guarantor) will assume the guarantor's obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of any guarantor of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

        If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of such guarantor.

        Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the applicable guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to any guarantor that has provided a guarantee of any debt securities, the holders of that guarantor's secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of any guarantor to incur secured indebtedness.

        If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by any or all of our subsidiaries, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the applicable guarantor and, in addition to being effectively subordinated to secured debt of such guarantor, will be subordinated in right of payment to all of such guarantor's existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See "—Subordination Provisions" above.

Paying Agents

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for your debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

        Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

        The prospectus supplement for your debt security will describe any material relationships we may have with the trustee with respect to that debt security.

        The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

        As of May 31, 2018, our authorized capital stock consisted of 500,000,000 shares of common stock, $0.01 par value per share, of which 102,021,374 shares were issued and outstanding, and 50,000,000 shares of preferred stock, $0.01 par value per share, including 500,000 shares designated as "6.00% Series A Perpetual Convertible Preferred Stock" (the "Preferred Stock"), of which 435,000 shares were issued and outstanding.

        The following summary of our capital stock, certificate of incorporation and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

        Except as provided by law or in a preferred stock designation (including the Certificate of Designations for the Preferred Stock filed with the Secretary of State of the State of Delaware (the "Certificate")), holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the "DGCL"). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock (including the Preferred Stock), holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable and the shares of common stock that will be issued under this prospectus will be fully paid and non-assessable.

        The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law or set forth in any preferred stock designation (including the Certificate), without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights. Except as provided by law or in a preferred stock designation (including the Certificate), the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

6.00% Series A Perpetual Convertible Preferred Stock

        The Preferred Stock ranks senior to our common stock with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution. The Preferred Stock had an initial Accreted Value (as defined in the Certificate) of $1,000 per share and is entitled to a dividend at a rate of 6% per annum on the Accreted Value payable in cash if, as and when declared by our board of directors. If a cash dividend is not declared and paid in respect of any dividend payment period, then the Accreted Value of each outstanding share of Preferred Stock will automatically be increased by the amount of the dividend otherwise payable for such dividend payment period. Any increase in the Accreted Value will, among other things, increase the number of shares of common stock issuable upon conversion of each share of Preferred Stock. The Preferred Stock also participates in dividends and distributions on our common stock on an as-converted basis. If at any time following December 30, 2019 the closing sale price of our common stock equals or exceeds 130% of a conversion price of $13.90 per share of common stock (the "Conversion Price") for at least 25 consecutive trading days, our obligation to pay dividends on the Preferred Stock shall terminate permanently.

        The Preferred Stock is convertible at the option of the holders at any time after June 30, 2018 into the amount of shares of common stock per share of Preferred Stock (such rate, the "Conversion Rate") equal to the quotient of (i) the Accreted Value in effect on the conversion date divided by (ii) the Conversion Price, subject to customary anti-dilution adjustments and customary provisions related to partial dividend periods. The holders of Preferred Stock may also convert their Preferred Stock at the Conversion Rate prior to June 30, 2018 in connection with certain change of control transactions and in connection with sales of common stock by certain of our existing shareholders.

        Following June 30, 2021, we may cause the conversion of the Preferred Stock at the Conversion Rate, provided the closing sale price of the common stock equals or exceeds 140% of the Conversion Price for the 20 trading days ending on the date immediately prior to the date of delivery of our notice to convert and subject to certain other requirements regarding registration of the shares issuable upon conversion. Notwithstanding the foregoing, we shall only be permitted to deliver one conversion notice during any 180-day period and the number of shares of common stock issued upon conversion of the Preferred Stock for which such automatic conversion notice is given shall be limited to 25 times the average daily trading volume of our common stock during the 20 trading days ending on the date immediately prior to the date of delivery of our notice to convert.

        If we undergo certain change of control transactions, the holders of the Preferred Stock are entitled to cause us to redeem the Preferred Stock for cash in an amount equal to the Accreted Value, plus the net present value of dividend payments that would have been accrued as payable to the holders following the date of the consummation of such change of control and through December 30, 2019, in the case of any change of control occurring prior to December 30, 2019 (the "COC Redemption Price"). In addition, we have the right in connection with any such change of control transaction (i) to elect to redeem any Preferred Stock contingent upon and contemporaneously with the consummation of such change of control or (ii) to redeem any Preferred Stock following the consummation of such control that is not otherwise converted or redeemed as described in the preceding sentence and clause (i) of this sentence for cash at the COC Redemption Price.

        At any time after June 30, 2022, we may redeem the Preferred Stock, in whole or in part, for an amount in cash equal to, per each share of Preferred Stock, (i) on or prior to the June 30, 2023, the Accreted Value multiplied by 112%, (ii) on or prior to June 30, 2024, the Accreted Value multiplied by 109% or (ii) after June 30, 2024, the Accreted Value multiplied by 106%.

        Until conversion, the holders of the Preferred Stock vote together with our common stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock.

        In addition, the Carlyle Investor as a holder of Preferred Stock is entitled to elect (i) two directors to our board of directors for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of our common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing at least 10% of our outstanding common stock on an as-converted basis and (ii) one board seat for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of our common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing 5% or more of our outstanding common stock on an as-converted basis.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

        Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE or the NASDAQ, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Under our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the DGCL.

Our Certificate of Incorporation and Our Bylaws

        Provisions of our certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

        Among other things, our certificate of incorporation and bylaws:

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  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.

    These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

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  provide that the authorized number of directors may be changed only by resolution of the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that our bylaws can be amended by the board of directors; and

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  at any time after the Sponsor Group no longer collectively owns or controls the voting of more than 50% of the outstanding shares of our common stock,

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by stockholders holding a majority of the voting power of all then outstanding shares entitled to vote generally in the election of directors);

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  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

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  provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares entitled to vote (prior to such time, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares entitled to vote thereon);

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  provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding common stock);

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    provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

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    provide that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares entitled to vote generally in the election of directors shall be required to remove any or all of the directors from office and such removal may only be for cause.

Corporate Opportunity

        Under our certificate of incorporation, to the extent permitted by law:

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  NGP and its affiliates, including any of our officers and directors who are also employees, partners, officers or directors of any NGP affiliate, have the right to, and have no duty to abstain from exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

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  if NGP or its affiliates acquire knowledge of a potential transaction that could be a corporate opportunity, it has no duty to offer such corporate opportunity to us; and

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  we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

        Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

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  any derivative action or proceeding brought on our behalf;

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  any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

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  any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

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  any action asserting a claim against us that is governed by the internal affairs doctrine;

in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

        Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

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  for any breach of their duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

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  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EQ Shareowner Services.

Listing

        Our common stock is listed on the NYSE under the symbol "WRD." The Preferred Stock is not listed on any securities exchange.

PLAN OF DISTRIBUTION

        We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

        We will fix a price or prices of our securities at:

  •
  market prices prevailing at the time of any sale under this registration statement;

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  prices related to market prices; or

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  negotiated prices.

        We may change the price of the securities offered from time to time.

        If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

        We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

        Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of WildHorse Resource Development Corporation as of December 31, 2017 and 2016, and for the years in the three-year period ended December 31, 2017, incorporated by reference in this prospectus, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Esquisto Resources II, LLC and Subsidiaries at December 31, 2015, and for the period from February 17, 2015 to December 31, 2015 (not presented separately therein), incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The statements of revenues and direct operating expenses of Anadarko Petroleum Corporation's Eaglebine and Northstars Properties acquired by WHR Eagle Ford LLC, a subsidiary of WildHorse Resource Development Corporation, for the years ended December 31, 2016, 2015, and 2014, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent auditors, as stated in their report incorporated by reference herein. The audit report contains an emphasis of matter paragraph relating to financial presentation and required supplemental information.

        The statements of revenues and direct operating expenses of the oil and natural gas properties of Admiral A. Holding, L.P., TE Admiral A. Holding L.P., and Aurora C-I Holding L.P., under common control of KKR EIGF LLC, for the period from September 11, 2014 through December 31, 2014, and for the years ended December 31, 2015 and 2016, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to financial presentation and an other matter paragraph relating to required supplemental information) incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenues and direct operating expenses, which comprise the revenues and direct operating expenses of certain oil and gas properties of Clayton Williams Energy, Inc. contracted to be acquired by Acquisition Co. for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent auditors, as stated in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report contains an other matter paragraph relating to Supplementary Oil and Gas Disclosures presented as required supplemental information to the financial statements.

        Estimates of WildHorse Resource Development Corporation's oil and natural gas reserves and related future net cash flows related to WildHorse Resource Development Corporation's properties as of December 31, 2017, incorporated by reference in this prospectus were based upon the proved reserves estimates prepared by WildHorse Resource Development Corporation and audited by independent petroleum engineers, Cawley, Gillespie & Associates.

PROSPECTUS

WildHorse Resource Development Corporation

96,283,905 Shares of Common Stock

        The securities to be offered and sold using this prospectus are currently issued and outstanding shares of our common stock. These shares of common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under "Plan of Distribution."

        The selling stockholders may sell the shares of common stock offered by this prospectus from time to time on any exchange on which the shares of common stock are listed on terms to be negotiated with buyers. They may also sell the shares of common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock offered by this prospectus.

        Our common stock is traded on the New York Stock Exchange under the symbol "WRD."

        You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2018.

        You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We and the selling stockholders have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes WildHorse Resource Development Corporation and the common stock that the selling stockholders may offer. Each time securities are offered by means of this prospectus, the selling stockholders are required to provide you a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that have been incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find More Information," carefully before buying any of the securities being offered.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless context otherwise requires, references in this prospectus to the "Company," "we," "our," "us" or like terms refer to WildHorse Resource Development Corporation and its subsidiaries and predecessors.

        As used in this prospectus, unless the context indicates or otherwise requires, the terms listed below have the following meanings:

  •
  "WildHorse Holdings" refers to WHR Holdings, LLC, a limited liability company formed to own a portion of our common stock following our corporate reorganization in connection with our initial public offering;

  •
  "WildHorse Investment Holdings" refers to WildHorse Investment Holdings, LLC, a limited liability company formed to own all of the outstanding equity interests in WildHorse Holdings other than certain management incentive units issued by WildHorse Holdings in connection with our initial public offering.

  •
  "Esquisto Holdings" refers to Esquisto Holdings, LLC, a limited liability company formed to own a portion of our common stock following our corporate reorganization in connection with our initial public offering;

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  "Esquisto Investment Holdings" refers to Esquisto Investment Holdings, LLC, a limited liability company formed to own all of the outstanding equity interests in Esquisto Holdings other than certain management incentive units issued by Esquisto Holdings in connection with our initial public offering;

  •
  "Acquisition Co. Holdings" refers to WHE AcqCo Holdings, LLC, a limited liability company formed to own a portion of our common stock following our corporate reorganization in connection with our initial public offering;

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  "NGP" refers to Natural Gas Partners, a family of private equity investment funds organized to make direct equity investments in the energy industry, including funds that invested in us;

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  •
  "Carlyle" refers to The Carlyle Group, L.P. and certain of its affiliates, which indirectly own an interest in certain gross revenues of NGP Energy Capital management, L.L.C., ("NGP ECM"), own a limited partner entitled to a percentage of carried interest from NGP XI US Holdings, L.P. ("NGP XI"), own a carried interest from NGP X US Holdings, L.P. ("NGP X US Holdings") and purchased all 435,000 shares of our preferred stock outstanding, par value $0.01 per share, designated as "Series A Perpetual Convertible Preferred Stock" (the "Preferred Stock");

  •
  "Carlyle Investor" refers to CP VI Eagle Holdings, L.P., an affiliate of The Carlyle Group, L.P.; and

  •
  "Sponsor Group" refers to Esquisto Investment Holdings, WildHorse Holdings, Esquisto Holdings, Acquisition Co. Holdings, NGP XI, NGP ECM and certain of NGP ECM's affiliates.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy documents we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information on the operation of the SEC's public reference room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC's website at www.sec.gov.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (excluding information deemed to be furnished and not filed with the SEC) after the date on which the registration statement was initially filed with the SEC until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

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  our Annual Report on Form 10-K for the year ended December 31, 2017 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 2, 2018);

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as amended;

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  our Current Reports on Form 8-K filed on December 22, 2016 (including the financial statements incorporated by reference therein and included in our Registration Statement on Form S-1), July 7, 2017, February 15, 2018, March 9, 2018, March 27, 2018, April 4, 2018, April 18, 2018, April 23, 2018 and May 21, 2018; and

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  •
  the description of our common stock contained in our Registration Statement on Form 8-A filed on December 12, 2016, including any amendments or reports that we may file in the future for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        We make available free of charge on or through our website, www.wildhorserd.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

WildHorse Resource Development Corporation
Attention: Investor Relations
9805 Katy Freeway, Suite 400
Houston, Texas 77024
(713) 568-4910

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under "Risk Factors" included in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017, in any applicable prospectus supplement and in the documents incorporated by reference.

        Forward-looking statements may include statements about:

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  our business strategy;

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  our estimated proved, probable and possible reserves;

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  our drilling prospects, inventories, projects and programs;

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  our ability to replace the reserves we produce through drilling and property acquisitions;

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  our financial strategy, liquidity and capital required for our development program;

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  our realized oil, natural gas and NGL prices;

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  the timing and amount of our future production of oil, natural gas and NGLs;

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  our hedging strategy and results;

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  our future drilling plans;

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  competition and government regulations;

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  our ability to obtain permits and governmental approvals;

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  pending legal or environmental matters;

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  our marketing of oil, natural gas and NGLs;

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  our leasehold or business acquisitions;

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  costs of developing our properties;

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  general economic conditions;

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  credit markets;

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  uncertainty regarding our future operating results; and

  •
  plans, objectives, expectations and intentions contained in this prospectus or incorporated herein by reference that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the

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uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under "Risk Factors" included in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2017, in any applicable prospectus supplement and in the documents incorporated by reference.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development program. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus or incorporated herein by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof.

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ABOUT WILDHORSE RESOURCE DEVELOPMENT CORPORATION

        We are an independent oil and natural gas company focused on the acquisition, exploitation, development and production of oil, natural gas and NGL properties primarily in the Eagle Ford Shale and Austin Chalk in East Texas.

        Our principal executive offices are located at 9805 Katy Freeway, Suite 400, Houston, Texas 77024, and our telephone number is (713) 568-4910. Our website address is www.wildhorserd.com. The information on our website is not part of this prospectus.

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RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read "Cautionary Statement Regarding Forward-Looking Statements."

2

USE OF PROCEEDS

        We will not receive any proceeds from the sale of the common stock offered under this prospectus. Any proceeds from the sale of common stock under this prospectus will be received by the selling stockholders.

3

DESCRIPTION OF CAPITAL STOCK

        As of May 31, 2018, our authorized capital stock consisted of 500,000,000 shares of common stock, $0.01 par value per share, of which 102,021,374 shares were issued and outstanding, and 50,000,000 shares of preferred stock, $0.01 par value per share, including 500,000 shares designated as "6.00% Series A Perpetual Convertible Preferred Stock" (the "Preferred Stock"), of which 435,000 shares were issued and outstanding.

        The following summary of our capital stock, certificate of incorporation and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws.

Common Stock

        Except as provided by law or in a preferred stock designation (including the Certificate of Designations for the Preferred Stock filed with the Secretary of State of the State of Delaware (the "Certificate")), holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law (the "DGCL"). Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock (including the Preferred Stock), holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable.

        The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

Preferred Stock

        Our certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law or set forth in any preferred stock designation (including the Certificate), without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights. Except as provided by law or in a preferred stock designation (including the Certificate), the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

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6.00% Series A Perpetual Convertible Preferred Stock

        The Preferred Stock ranks senior to our common stock with respect to dividend rights and with respect to rights on liquidation, winding-up and dissolution. The Preferred Stock had an initial Accreted Value (as defined in the Certificate) of $1,000 per share and is entitled to a dividend at a rate of 6% per annum on the Accreted Value payable in cash if, as and when declared by our board of directors. If a cash dividend is not declared and paid in respect of any dividend payment period, then the Accreted Value of each outstanding share of Preferred Stock will automatically be increased by the amount of the dividend otherwise payable for such dividend payment period. Any increase in the Accreted Value will, among other things, increase the number of shares of common stock issuable upon conversion of each share of Preferred Stock. The Preferred Stock also participates in dividends and distributions on our common stock on an as-converted basis. If at any time following December 30, 2019 the closing sale price of our common stock equals or exceeds 130% of a conversion price of $13.90 per share of common stock (the "Conversion Price") for at least 25 consecutive trading days, our obligation to pay dividends on the Preferred Stock shall terminate permanently.

        The Preferred Stock is convertible at the option of the holders at any time after June 30, 2018 into the amount of shares of common stock per share of Preferred Stock (such rate, the "Conversion Rate") equal to the quotient of (i) the Accreted Value in effect on the conversion date divided by (ii) the Conversion Price, subject to customary anti-dilution adjustments and customary provisions related to partial dividend periods. The holders of Preferred Stock may also convert their Preferred Stock at the Conversion Rate prior to June 30, 2018 in connection with certain change of control transactions and in connection with sales of common stock by certain of our existing shareholders.

        Following June 30, 2021, we may cause the conversion of the Preferred Stock at the Conversion Rate, provided the closing sale price of the common stock equals or exceeds 140% of the Conversion Price for the 20 trading days ending on the date immediately prior to the date of delivery of our notice to convert and subject to certain other requirements regarding registration of the shares issuable upon conversion. Notwithstanding the foregoing, we shall only be permitted to deliver one conversion notice during any 180-day period and the number of shares of common stock issued upon conversion of the Preferred Stock for which such automatic conversion notice is given shall be limited to 25 times the average daily trading volume of our common stock during the 20 trading days ending on the date immediately prior to the date of delivery of our notice to convert.

        If we undergo certain change of control transactions, the holders of the Preferred Stock are entitled to cause us to redeem the Preferred Stock for cash in an amount equal to the Accreted Value, plus the net present value of dividend payments that would have been accrued as payable to the holders following the date of the consummation of such change of control and through December 30, 2019, in the case of any change of control occurring prior to December 30, 2019 (the "COC Redemption Price"). In addition, we have the right in connection with any such change of control transaction (i) to elect to redeem any Preferred Stock contingent upon and contemporaneously with the consummation of such change of control or (ii) to redeem any Preferred Stock following the consummation of such control that is not otherwise converted or redeemed as described in the preceding sentence and clause (i) of this sentence for cash at the COC Redemption Price.

        At any time after June 30, 2022, we may redeem the Preferred Stock, in whole or in part, for an amount in cash equal to, per each share of Preferred Stock, (i) on or prior to the June 30, 2023, the Accreted Value multiplied by 112%, (ii) on or prior to June 30, 2024, the Accreted Value multiplied by 109% or (ii) after June 30, 2024, the Accreted Value multiplied by 106%.

        Until conversion, the holders of the Preferred Stock vote together with our common stock on an as-converted basis and also have rights to vote as a separate class on certain customary matters impacting the Preferred Stock.

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        In addition, the Carlyle Investor as a holder of Preferred Stock is entitled to elect (i) two directors to our board of directors for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of our common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing at least 10% of our outstanding common stock on an as-converted basis and (ii) one board seat for so long as the Carlyle Investor or its affiliates hold Preferred Stock and shares of our common stock, including shares of common stock issuable upon the conversion of Preferred Stock, representing 5% or more of our outstanding common stock on an as-converted basis.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

        Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

        Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE or the NASDAQ, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

  •
  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

  •
  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Under our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the DGCL.

Our Certificate of Incorporation and Our Bylaws

        Provisions of our certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

6

        Among other things, our certificate of incorporation and bylaws:

  •
  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders.

    These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders' notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

  •
  provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

  •
  provide that the authorized number of directors may be changed only by resolution of the board of directors;

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

  •
  provide that our bylaws can be amended by the board of directors; and

  •
  at any time after the Sponsor Group no longer collectively owns or controls the voting of more than 50% of the outstanding shares of our common stock,

  •
  provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum (prior to such time, vacancies may also be filled by stockholders holding a majority of the voting power of all then outstanding shares entitled to vote generally in the election of directors);

  •
  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

  •
  provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of the voting power of all then outstanding shares entitled to vote (prior to such time, our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares entitled to vote thereon);

  •
  provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously

7

      authorized directorships (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding common stock);

    •
    provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

    •
    provide that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding shares entitled to vote generally in the election of directors shall be required to remove any or all of the directors from office and such removal may only be for cause.

Corporate Opportunity

        Under our certificate of incorporation, to the extent permitted by law:

  •
  NGP and its affiliates, including any of our officers and directors who are also employees, partners, officers or directors of any NGP affiliate, have the right to, and have no duty to abstain from exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

  •
  if NGP or its affiliates acquire knowledge of a potential transaction that could be a corporate opportunity, it has no duty to offer such corporate opportunity to us; and

  •
  we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

        Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

  •
  any derivative action or proceeding brought on our behalf;

  •
  any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

  •
  any action asserting a claim against us arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws; or

  •
  any action asserting a claim against us that is governed by the internal affairs doctrine;

in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

        Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other

8

companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

  •
  for any breach of their duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

        Our bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EQ Shareowner Services.

Listing

        Our common stock is listed on the NYSE under the symbol "WRD." The Preferred Stock is not listed on any securities exchange.

9

SELLING STOCKHOLDERS

        This prospectus covers the offering from of up to 96,283,905 shares of our common stock by the selling stockholders identified below, which may be done from time to time. We are registering the offering of a portion of the shares of our common stock for sale by the selling stockholders named below pursuant to an amended and restated registration rights agreement, dated June 30, 2017, among us and certain of the selling stockholders. Pursuant to such registration rights agreement, we will pay all expenses relating to the registration and offering of these shares, except that the selling stockholders will pay any underwriting discounts or commissions. However, we will not receive any of the proceeds from the sales of common stock by the selling stockholders. The term "selling stockholders" includes the stockholders listed in the table below and their permitted transferees and assignees or other successors.

        Except as set forth in, or incorporated by reference into, this prospectus or in any applicable prospectus supplement, none of the selling stockholders has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus. For additional information regarding relationships between us and the selling stockholders, see "Certain Relationships and Related Party Transactions" in our Definitive Proxy Statement on Schedule 14A filed on April 2, 2018, which information is incorporated by reference herein.

        No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders, which may include the below listed stockholders' permitted transferees and assignees or other successors.

        The following table sets forth information relating to the selling stockholders as of May 31, 2018, based on information supplied to us by the selling stockholders on or prior to that date and information filed with the SEC. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our common stock that may be sold by the selling stockholders identified below under this prospectus. Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares

10

of common stock indicated. The selling stockholders are not making any representation that any shares of common stock covered by this prospectus will or will not be offered for sale.

					Shares of Common Stock Beneficially Owned After the Offering(2)
			Shares of Common Stock That May Be Offered by this Prospectus
	Shares of Common Stock Beneficially Owned Prior to the Offering
Name of Selling Stockholder	Number	Percentage(1)		Number	Percentage(1)
WHR Holdings, LLC(3)(4)	21,200,084	20.8%	21,200,084	0	0.0%
Esquisto Holdings, LLC(3)(5)	26,699,709	26.2%	26,669,709	0	0.0%
WHE AcqCo Holdings, LLC(3)(6)	2,563,266	2.5%	2,563,266	0	0.0%
NGP XI US Holdings, L.P.(3)(5)(6)(7)	38,262,975	37.5%	9,000,000	0	0.0%
CP VI Eagle Holdings, L.P.(8)	32,402,059	24.1%	32,402,059	0	0.0%
Anthony Bahr(4)(5)(6)(9)	1,046,357	1.0%	1,046,357	0	0.0%
Jay Graham(4)(5)(6)(10)	1,013,302	*	1,013,302	0	0.0%
Richard D. Brannon(5)(11)	1,028,834	1.0%	1,028,834	0	0.0%
Andrew J. Cozby(12)	444,363	*	444,363	0	0.0%
Steve Habachy(13)	355,364	*	355,364	0	0.0%
Kyle N. Roane(14)	444,363	*	444,363	0	0.0%
Terence Lynch(15)	116,204	*	116,204	0	0.0%

*
Less than one percent.

(1)
Based upon an aggregate of 102,021,374 shares outstanding as of May 31, 2018. The number of shares of common stock owned by CP VI Eagle Holdings, L.P. assumes conversion of its 435,000 shares of our Preferred Stock into shares of common stock which have not yet been issued; therefore, the percentages provided in this column add to greater than 100%.

(2)
Assumes that the selling stockholders dispose of all the shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.

(3)
In connection with our initial public offering, we engaged in reorganization events and transactions with certain affiliates (including certain selling stockholders) and our existing equity holders, and we and certain of the selling stockholders entered into a Stockholders' Agreement pursuant to which such selling stockholders have certain board nomination rights so long as they collectively hold a certain percentage of our common stock. For more information, please see "Certain Relationships and Related Party Transactions" in our Definitive Proxy Statement filed on April 2, 2018.

(4)
The board of managers of WildHorse Holdings has voting and dispositive power over these shares. The board of managers of WildHorse Holdings consists of Jay C. Graham (our Chief Executive Officer and Chairman of our board of directors), Anthony Bahr (our President and one of our directors), and Scott A. Gieselman, David W. Hayes and Tony R. Weber (each of which is one of our directors). None of such persons individually has voting and dispositive power over these shares, and the board of managers of WildHorse Holdings acts by majority vote and thus each such person is not deemed to beneficially own the shares held by WildHorse Holdings. WildHorse Investment Holdings owns 100% of the capital interests in WildHorse Holdings and NGP X US Holdings owns 90.3% of WildHorse Investment Holdings, and certain members of our management team own the remaining 9.7%. As a result, NGP X US Holdings may be deemed to indirectly beneficially own the shares held by WildHorse Holdings. NGP X US Holdings disclaims

11

  beneficial ownership of these shares except to the extent of its pecuniary interest therein. NGP X Holdings GP, L.L.C. (the sole general partner of NGP X US Holdings), NGP Natural Resources X, L.P. (the sole member of NGP X Holdings GP, L.L.C.), G.F.W. Energy X, L.P. (the sole general partner of NGP Natural Resources X, L.P.) and GFW X, L.L.C. (the sole general partner of G.F.W. Energy X, L.P.) may each be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. GFW X, L.L.C. has delegated full power and authority to manage NGP ECM and accordingly, NGP ECM may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Mr. Weber and Chris Carter are the managing partners of NGP ECM. In addition, Craig Glick is a Partner of NGP ECM. Although none of Messrs. Carter, Weber or Glick individually has voting or dispositive power over these shares, such individual may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Carter, Weber and Glick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The number of shares reflected in the table above as beneficially owned by WildHorse Holdings does not include shares held by any other selling stockholder.

(5)
The board of managers of Esquisto Holdings has voting and dispositive power over these shares. The board of managers of Esquisto Holdings consists of Jay C. Graham (our Chief Executive Officer and Chairman of our board of directors), Anthony Bahr (our President and one of our directors), and Scott A. Gieselman, David W. Hayes and Tony R. Weber (each of which is one of our directors). None of such persons individually has voting and dispositive power over these shares, and the board of managers of Esquisto Holdings acts by majority vote and thus each such person is not deemed to beneficially own the shares held by Esquisto Holdings. Esquisto Investment Holdings owns 100% of the capital interests in Esquisto Holdings, and the board of managers of Esquisto Investment Holding consists of Richard Brannon (one of our directors), Mike Hoover, Bruce Selkirk, Brian Minnehan, Mr. Hayes, David R. Albin and Craig Glick, and NGP XI directly and indirectly owns 90.0% of Esquisto Investment Holdings, and certain members of Esquisto's management team own the remaining 10.0%. As a result, NGP XI may be deemed to indirectly beneficially own the shares held by Esquisto Holdings. NGP XI disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. In addition to the shares listed for Esquisto Holdings in the table above, which NGP XI may be deemed to beneficially own, NGP XI owns 9,000,000 shares of our common stock. Such shares are separately listed in the table above. NGP XI Holdings GP, L.L.C. (the sole general partner of NGP XI), NGP Natural Resources XI, L.P. (the sole member of NGP XI Holdings GP, L.L.C.), G.F.W. Energy XI, L.P. (the sole general partner of NGP Natural Resources XI, L.P.), and GFW XI, L.L.C. (the sole general partner of G.F.W. Energy XI, L.P.) may each be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI to NGP ECM and accordingly, NGP ECM may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Mr. Weber and Chris Carter are the managing partners of NGP ECM. In addition, Craig Glick is a Partner of NGP ECM. Although none of Messrs. Carter, Weber or Glick has voting or dispositive power over these shares, such individual may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Carter, Weber and Glick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The number of shares reflected in the table above as beneficially owned by Esquisto Holdings does not include shares held by any other selling stockholder.

12

(6)
The board of managers of Acquisition Co. Holdings has voting and dispositive power over these shares. The board of managers of Acquisition Co. Holdings consists of Jay C. Graham (our Chief Executive Officer and Chairman of our board of directors), Anthony Bahr (our President and one of our directors), and Scott A. Gieselman, David W. Hayes and Tony R. Weber (each of which is one of our directors). None of such persons individually has voting and dispositive power over these shares, and the board of managers of Acquisition Co. Holdings acts by majority vote and thus each such person is not deemed to beneficially own the shares held by Acquisition Co. Holdings. NGP XI owns a 100% capital interest in Acquisition Co. Holdings. As a result, NGP XI may be deemed to indirectly beneficially own the shares held by Acquisition Co. Holdings. NGP XI disclaims beneficial ownership of these shares except to the extent of its pecuniary interest therein. In addition to the shares listed for WHE AcqCo Holdings, LLC in the table above, which NGP XI may be deemed to beneficially own, NGP XI owns 9,000,000 shares of our common stock. Such shares are separately listed in the table above. NGP XI Holdings GP, L.L.C. (the sole general partner of NGP XI), NGP Natural Resources XI, L.P. (the sole member of NGP XI Holdings GP, L.L.C.), G.F.W. Energy XI, L.P. (the sole general partner of NGP Natural Resources XI, L.P.) and GFW XI, L.L.C. (the sole general partner of G.F.W. Energy XI, L.P.) may each be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI to NGP ECM and accordingly, NGP ECM may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Mr. Weber and Chris Carter are the managing partners of NGP ECM. In addition, Craig Glick is a Partner of NGP ECM. Although none of Messrs. Carter, Weber or Glick has voting or dispositive power over these shares, such individual may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Carter, Weber and Glick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The number of shares reflected in the table above as beneficially owned by Acquisition Co. Holdings does not include shares held by any other selling stockholder.

(7)
NGP XI Holdings GP, L.L.C. (the sole general partner of NGP XI), NGP Natural Resources XI, L.P. (the sole member of NGP XI Holdings GP, L.L.C.), G.F.W. Energy XI, L.P. (the sole general partner of NGP Natural Resources XI, L.P.) and GFW XI, L.L.C. (the sole general partner of G.F.W. Energy XI, L.P.) may each be deemed to share voting and dispositive power over the reported shares and therefore may also be deemed to be the beneficial owner of these shares. GFW XI, L.L.C. has delegated full power and authority to manage NGP XI to NGP ECM and accordingly, NGP ECM may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Tony R. Weber and Chris Carter are the managing partners of NGP ECM. In addition, Craig Glick is a Partner of NGP ECM. Although none of Messrs. Carter, Weber or Glick has voting or dispositive power over these shares, such individual may be deemed to share voting and dispositive power over these shares and therefore may also be deemed to be the beneficial owner of these shares. Each of Messrs. Carter, Weber and Glick disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The number of shares reflected in the table above as beneficially owned by NGP XI does not include shares held by any other selling stockholder.

(8)
32,402,059 represents the number shares of our common stock issuable upon conversion of Preferred Stock according to the Certificate based on the Accreted Value as of May 31, 2018.

Carlyle Group Management L.L.C. is the general partner of The Carlyle Group, L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group, L.P. is the sole shareholder of Carlyle Holdings I GP Inc., which is the managing member of Carlyle Holdings I GP Sub L.L.C., which is the general partner of Carlyle Holdings I L.P., which is the managing member of TC

13

  Group, L.L.C., which is the general partner of TC Group Sub, L.P., which is the managing member of TC Group VI S1, L.L.C., which is the general partner of TC group VI S1, L.P., which is the general partner of CP VI Eagle Holdings, L.P. The Carlyle Group, L.P. and certain of its affiliates indirectly own a 55.0% interest in certain gross revenues of NGP ECM, is a limited partner, and is entitled to 47.5% of the carried interest from, NGP XI, and is entitled to 40.0% of the carried interest from NGP X US Holdings (without, in either case, any rights to vote or dispose of either such fund's direct or indirect interest in us).

(9)
Mr. Bahr is our President and a member of our Board of Directors.

(10)
Mr. Graham is our Chief Executive Officer and Chairman of our Board of Directors. Mr. Graham disclaims beneficial ownership of 2,000 shares owned by his son.

(11)
Mr. Brannon is a member of our Board of Directors.

(12)
Mr. Cozby is our Executive Vice President and Chief Financial Officer.

(13)
Mr. Habachy is our Executive Vice President and Chief Operating Officer.

(14)
Mr. Roane is our Executive Vice President, General Counsel and Corporate Secretary.

(15)
Mr. Lynch is our Senior Vice President and Chief Accounting Officer.

14

PLAN OF DISTRIBUTION

        The selling stockholders may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

        In addition, the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers.

        The selling stockholders may set the price or prices of our securities at:

  •
  market prices prevailing at the time of any sale under this registration statement;

  •
  prices related to market prices; or

  •
  negotiated prices.

        The selling stockholders may change the price of the securities offered from time to time.

        The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

        From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

        Broker-dealers or other persons may receive discounts or commissions from the selling stockholders, or they may receive commissions from purchasers of the shares of common stock for whom they acted as agents, or both. Any of such discounts or commissions might be in excess of those customary in the types of transactions involved. Broker-dealers or other persons engaged by the selling stockholders may allow other broker-dealers or other persons to participate in resales. If a broker-dealer purchases securities as a principal, it may resell the securities for its own account under this prospectus. A distribution of the securities by the selling stockholders may also be effected through the issuance by the selling stockholder or others of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options.

        If the selling stockholders sell the securities in respect of which this prospectus is delivered in an underwritten offering, the underwriters may acquire the securities for their own account and resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In any such event described above in this paragraph, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the securities will be subject to certain

15

conditions, and the underwriters will be obligated to purchase all of the securities specified in the supplement if they purchase any of the securities.

        If a prospectus supplement so indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase these securities to which such prospectus supplement relates, providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the number of these securities that may be sold pursuant to such arrangements. Agents, dealers or underwriters will not have any responsibility in respect of the validity of such arrangements or such institutional investors thereunder.

        The aggregate proceeds to the selling stockholders from the sale of the securities will be the purchase price of the units less the aggregate agents' discounts or commissions, if any, and other expenses of the distribution not borne by us. The selling stockholders and any agent, broker or dealer that participates in sales of securities offered by this prospectus may be deemed "underwriters" under the Securities Act and any profits, commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

        The selling stockholders may offer the shares of common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Underwriters and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Any of the selling stockholders' underwriters or agents or any of either of their affiliates may be customers of, engage in transactions with and perform services for us, and/or the selling stockholders or their affiliates in the ordinary course of business.

        We and the selling stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against, or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act.

        We have informed the selling stockholders that during such time as they may be engaged in a distribution of the shares of common stock covered by this prospectus they are required to comply with Regulation M under the Exchange Act. With exceptions, Regulation M prohibits the selling stockholders, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

        We have informed each selling stockholder that they are legally required to deliver copies of this prospectus in connection with any sale of securities made under this prospectus in accordance with applicable prospectus delivery requirements.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might

16

otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

        The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of WildHorse Resource Development Corporation as of December 31, 2017 and 2016, and for the years in the three-year period ended December 31, 2017, incorporated by reference in this prospectus, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Esquisto Resources II, LLC and Subsidiaries at December 31, 2015, and for the period from February 17, 2015 to December 31, 2015 (not presented separately therein), incorporated by reference in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The statements of revenues and direct operating expenses of Anadarko Petroleum Corporation's Eaglebine and Northstars Properties acquired by WHR Eagle Ford LLC, a subsidiary of WildHorse Resource Development Corporation, for the years ended December 31, 2016, 2015, and 2014, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent auditors, as stated in their report incorporated by reference herein. The audit report contains an emphasis of matter paragraph relating to financial presentation and required supplemental information.

        The statements of revenues and direct operating expenses of the oil and natural gas properties of Admiral A. Holding, L.P., TE Admiral A. Holding L.P., and Aurora C-I Holding L.P., under common control of KKR EIGF LLC, for the period from September 11, 2014 through December 31, 2014, and for the years ended December 31, 2015 and 2016, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph relating to financial presentation and an other matter paragraph relating to required supplemental information) incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The statements of revenues and direct operating expenses, which comprise the revenues and direct operating expenses of certain oil and gas properties of Clayton Williams Energy, Inc. contracted to be

17

acquired by Acquisition Co. for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014, incorporated by reference in this prospectus, have been audited by KPMG LLP, independent auditors, as stated in their report incorporated by reference herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The audit report contains an other matter paragraph relating to Supplementary Oil and Gas Disclosures presented as required supplemental information to the financial statements.

        Estimates of WildHorse Resource Development Corporation's oil and natural gas reserves and related future net cash flows related to WildHorse Resource Development Corporation's properties as of December 31, 2017, incorporated by reference in this prospectus were based upon the proved reserves estimates prepared by WildHorse Resource Development Corporation and audited by independent petroleum engineers, Cawley, Gillespie & Associates.

18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.

SEC registration fee		$326,655.19	*
Printing and engraving expenses			**
Accounting fees and expenses			**
Legal fees and expenses			**
Transfer agent and registrar fees			**
Trustee fees and expenses			**
Miscellaneous			**

Total	$		**

*
Except with respect to the shares of common stock to be sold by the selling stockholders, the registrants are deferring payment of the registration fee in reliance on Rule 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

WildHorse Resource Development Corporation

        Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

        Our certificate of incorporation and our bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

  •
  for any breach of the director's duty of loyalty to our company or our stockholders;

  •
  for any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the fullest extent permitted by the DGCL.

        In addition, we entered into indemnification agreements with our current directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and officers.

        We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities under arising under the Securities Act and the Exchange Act, that may be incurred by them in their capacity as such.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Subsidiary Guarantor Registrants

        WHE AcqCo., LLC, WildHorse Resources Management Company, LLC, WildHorse Resources II and WHR Eagle Ford LLC are Delaware limited liability companies. Burleson Water Resources, LLC, Esquisto Resources II, LLC and Petromax E&P Burleson, LLC are Texas limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act and Title 3, Chapter 101, Subchapter I of the Texas Business Organizations Code provide that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware or Texas limited liability company, as applicable, may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of each subsidiary guarantor registrant provides for the indemnification of its member, officers and managers to the fullest extent permitted by Delaware or Texas law, as applicable, against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) in which such person may be involved, or is threatened to be involved, as a party or otherwise, arising out of any act or omission of any of such person in connection with the operations of the company, unless such act or omission was committed in bad faith or was the result of active and deliberate dishonesty, such person did not reasonably believe that such person was acting in the best interests of the company, such person actually received an improper personal benefit in money, property or services, or in the case of a criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Item 16.    Exhibits.

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of WildHorse Resource Development Corporation under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Exhibits
1.1	*	Form of Underwriting Agreement.
2.1
Master Contribution Agreement, dated December 12, 2016, by and among WildHorse Resource Development Corporation and the other parties named therein (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed on December 16, 2016).
2.2	#
Purchase and Sale Agreement, dated May 10, 2017, by and among Anadarko E&P Onshore LLC, Admiral A Holding L.P., TE Admiral A Holding L.P., Aurora C-I Holding L.P. and WHR Eagle Ford LLC (incorporated by reference to Exhibit 2.2 to the Company's Form 10-Q filed on May 15, 2017).
2.3	#
Purchase and Sale Agreement, dated May 10, 2017, by and among Anadarko E&P Onshore LLC, Anadarko Energy Services Company and WHR Eagle Ford LLC (incorporated by reference to Exhibit 2.3 to the Company's Form 10-Q filed on May 15, 2017).
2.4
Purchase and Sale Agreement, dated February 12, 2018, by and between WildHorse Resources II, LLC, as seller and Tanos Energy Holdings III, LLC, as buyer (incorporated by reference to Exhibit 2.1 to the Company's form 8-K filed on February 15, 2018).
4.1		Amended and Restated Certificate of Incorporation of WildHorse Resource Development Corporation (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed on December 22, 2016).
4.2		Amended and Restated Bylaws of WildHorse Resource Development Corporation, effective December 19, 2016 (incorporated by reference to Exhibit 3.2 to the Company's Form 8-K filed on December 22, 2016).
4.3		Certificate of Designations, 6.00% Series A Perpetual Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed on July 7, 2017).
4.4
Indenture, dated as of February 1, 2017, by and among WildHorse Resource Development Corporation, the subsidiary guarantors named therein and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on February 1, 2017).
4.5		Form of 6.875% Senior Note due 2025 (incorporated by reference to Exhibit 4.2 to the Company's Form 8-K filed on February 1, 2017).
4.6
Registration Rights Agreement, dated as of February 1, 2017, by and among WildHorse Resource Development Corporation, the subsidiary guarantors name therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K filed on February 1, 2017).

Exhibit Number		Exhibits
4.7		Amended and Restated Registration Rights Agreement dated as of June 30, 2017 by and between WildHorse Resource Development Corporation and WHR Holdings, LLC, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, NGP XI US Holdings, L.P., Jay C. Graham, Anthony Bahr, CP VI Eagle Holdings, L.P., EIGF Aggregator LLC, TE Drilling Aggregator LLC and Aurora C-1 Holding L.P. (incorporated by reference to Exhibit 4.1 to the Company's Form 8-K filed on July 7, 2017).
4.8
Preferred Stock Purchase Agreement, dated as of May 10, 2017, by and among WildHorse Resource Development Corporation and CP VI Eagle Holdings, L.P. (incorporated by reference to Exhibit 4.4 to the Company's Form 10-Q filed on May 15, 2017).
4.9
First Supplemental Indenture, dated as of June 30, 2017, by and among WHR Eagle Ford LLC, WildHorse Resource Development Corporation, the other subsidiary guarantors named therein and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.6 to the Company's Form 10-Q filed on August 10, 2017).
4.10
Second Supplemental Indenture, dated as of January 8, 2018, by and among Burleson Sand LLC, WildHorse Resource Development Corporation, the other subsidiary guarantors named therein and U.S. National Bank Association, as trustee (incorporated by reference to Exhibit 4.6 to the Company's Form 10-K filed on March 12, 2018).
4.11
Registration Rights Agreement, dated as of September 19, 2017, by and among WildHorse Resource Development Corporation, the subsidiary guarantors name therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K filed on September 20, 2017).
4.12
Registration Rights Agreement, dated as of April 20, 2018, by and among WildHorse Resource Development Corporation, the subsidiary guarantors name therein and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.3 to the Company's Form 8-K filed on April 23, 2018).
4.13	**	Form of Indenture for Senior Debt Securities.
4.14	**	Form of Indenture for Subordinated Debt Securities.
4.15	**	Form of Senior Debt Securities (included in Exhibit 4.13).
4.16	**	Form of Subordinated Debt Securities (included in Exhibit 4.14).
5.1	**	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1	**	Consent of KPMG LLP, an independent registered public accounting firm.
23.2	**	Consent of KPMG LLP, an independent registered public accounting firm.
23.3	**	Consent of KPMG LLP, an independent registered public accounting firm.
23.4	**	Consent of Ernst & Young LLP, an independent registered public accounting firm.
23.5	**	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
23.6	**	Consent of Cawley, Gillespie & Associates, Inc.
23.7	**	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1	**	Powers of Attorney (included on signature pages of this registration statement).

Exhibit Number		Exhibits
25.1	**	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.
25.2	**	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

*
To be filed by amendment or as an exhibit to a current report on Form 8-K of WildHorse Resource Development Corporation.

**
Filed herewith.

#
Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

Item 17.    Undertakings.

        The undersigned registrants hereby undertake:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (e)
  That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 7, 2018.

WILDHORSE RESOURCE DEVELOPMENT CORPORATION
By:	/s/ JAY C. GRAHAM Jay C. Graham Chief Executive Officer and Chairman

        Each person whose signature appears below appoints Jay C. Graham, Kyle N. Roane and William B. Coffey, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates presented.

Name	Title	Date

/s/ JAY C. GRAHAM Jay C. Graham	Chief Executive Officer and Chairman (Principal Executive Officer)	June 7, 2018
/s/ ANTHONY BAHR Anthony Bahr	President and Director	June 7, 2018
/s/ ANDREW J. COZBY Andrew J. Cozby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2018
/s/ TERENCE LYNCH Terence Lynch	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2018

Name	Title	Date

/s/ RICHARD D. BRANNON Richard D. Brannon	Director	June 7, 2018
/s/ BRIAN A. BERNASEK Brian A. Bernasek	Director	June 7, 2018
/s/ JONATHAN M. CLARKSON Jonathan M. Clarkson	Director	June 7, 2018
/s/ SCOTT A. GIESELMAN Scott A. Gieselman	Director	June 7, 2018
/s/ DAVID W. HAYES David W. Hayes	Director	June 7, 2018
/s/ STEPHANIE C. HILDEBRANDT Stephanie C. Hildebrandt	Director	June 7, 2018
/s/ GRANT E. SIMS Grant E. Sims	Director	June 7, 2018
/s/ MARTIN W. SUMNER Martin W. Sumner	Director	June 7, 2018
/s/ TONY R. WEBER Tony R. Weber	Director	June 7, 2018

SIGNATURES

        Pursuant to the requirements of the Securities Act, each of the registrants below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 7, 2018.

BURLESON WATER RESOURCES, LLC
By:	Esquisto Resources II, LLC, its sole member
By:	WildHorse Resource Development Corporation, its sole member
By:	/s/ JAY C. GRAHAM
	Name:	Jay C. Graham
	Title:	Chief Executive Officer and Chairman
ESQUISTO RESOURCES II, LLC
By:	WildHorse Resource Development Corporation, its sole member
By:	/s/ JAY C. GRAHAM
	Name:	Jay C. Graham
	Title:	Chief Executive Officer and Chairman
PETROMAX E&P BURLESON, LLC
By:	Esquisto Resources II, LLC, its sole member
By:	WildHorse Resource Development Corporation, its sole member
By:	/s/ JAY C. GRAHAM
	Name:	Jay C. Graham
	Title:	Chief Executive Officer and Chairman

WHE ACQCO., LLC
By:	WildHorse Resource Development Corporation, its sole member
By:	/s/ JAY C. GRAHAM
	Name:	Jay C. Graham
	Title:	Chief Executive Officer and Chairman
WILDHORSE RESOURCES MANAGEMENT COMPANY, LLC
By:	WildHorse Resources II, LLC its sole member
By:	WildHorse Resource Development Corporation, its sole member
By:	/s/ JAY C. GRAHAM
	Name:	Jay C. Graham
	Title:	Chief Executive Officer and Chairman

WILDHORSE RESOURCES II, LLC
By:	WildHorse Resource Development Corporation, its sole member
By:	/s/ JAY C. GRAHAM
	Name:	Jay C. Graham
	Title:	Chief Executive Officer and Chairman
WHR EAGLE FORD LLC
By:	WildHorse Resource Development Corporation, its sole member
By:	/s/ JAY C. GRAHAM
	Name:	Jay C. Graham
	Title:	Chief Executive Officer and Chairman

        Each person whose signature appears below appoints Jay C. Graham, Kyle N. Roane and William B. Coffey, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAY C. GRAHAM Jay C. Graham	Chief Executive Officer and Chairman (Principal Executive Officer)	June 7, 2018
/s/ ANTHONY BAHR Anthony Bahr	President and Director	June 7, 2018
/s/ ANDREW J. COZBY Andrew J. Cozby	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 7, 2018
/s/ TERENCE LYNCH Terence Lynch	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 7, 2018
/s/ RICHARD D. BRANNON Richard D. Brannon	Director	June 7, 2018
/s/ BRIAN A. BERNASEK Brian A. Bernasek	Director	June 7, 2018
/s/ JONATHAN M. CLARKSON Jonathan M. Clarkson	Director	June 7, 2018

Name	Title	Date

/s/ SCOTT A. GIESELMAN Scott A. Gieselman	Director	June 7, 2018
/s/ DAVID W. HAYES David W. Hayes	Director	June 7, 2018
/s/ STEPHANIE C. HILDEBRANDT Stephanie C. Hildebrandt	Director	June 7, 2018
/s/ GRANT E. SIMS Grant E. Sims	Director	June 7, 2018
/s/ MARTIN W. SUMNER Martin W. Sumner	Director	June 7, 2018
/s/ TONY R. WEBER Tony R. Weber	Director	June 7, 2018